Exhibit 23 -- Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-111888) pertaining to the Profit Sharing and Retirement Plan of Spartan Motors, Inc. of our report dated June 10, 2005, with respect to the financial statements and schedule of the Spartan Motors Profit Sharing and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Grand Rapids, Michigan
June 23, 2005